BRITISH COLUMBIA
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Ministry of Finance
BC Registry Services

Mailing Address:
PO BOX 9431 Stn Prov Govt.
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard St.
Victoria BC
250 356-8626

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: June 13, 2007 02:30 PM Pacific Time

Incorporation Number: **BC0333274**

Recognition Date: Incorporated on September 15, 1987

NOTICE OF ARTICLES

Name of Company:

ARRIS RESOURCES INC.

REGISTERED OFFICE INFORMATION

Mailing Address:
1200 - 750 WEST PENDER STREET
VANCOUVER BC V6C 2T8
CANADA

Delivery Address:
1200 - 750 WEST PENDER STREET
VANCOUVER BC V6C 2T8
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
1200 - 750 WEST PENDER STREET
VANCOUVER BC V6C 2T8
CANADA

Delivery Address:
1200 - 750 WEST PENDER STREET
VANCOUVER BC V6C 2T8
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
JANDA, HARPREET

Mailing Address:	**Delivery Address:**
4920 WESTMINSTER HIGHWAY RICHMOND BC V7C 1B8 CANADA	4920 WESTMINSTER HIGHWAY RICHMOND BC V7C 1B8 CANADA

Last Name, First Name, Middle Name:
JOHAL, PARMJEET SINGH

Mailing Address:	**Delivery Address:**
742 PLYMOUTH DRIVE NORTH VANCOUVER BC V7H 2H7 CANADA	742 PLYMOUTH DRIVE NORTH VANCOUVER BC V7H 2H7 CANADA

Last Name, First Name, Middle Name:
JOHAL, TAJINDERJIT SINGH

Mailing Address:	**Delivery Address:**
8965 WATSON COURT NORTH DELTA BC V4C 8A1 CANADA	8965 WATSON COURT NORTH DELTA BC V4C 8A1 CANADA

Last Name, First Name, Middle Name:
HUBER, CURT

Mailing Address:	**Delivery Address:**
4194 - 349 WEST GEORGIA STREET VANCOUVER BC V6B 3Z6 CANADA	4194 - 349 WEST GEORGIA STREET VANCOUVER BC V6B 3Z6 CANADA

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value Without Special Rights or Restrictions attached